Exhibit 5.2

[SIMPSON THACHER & BARTLETT LLP LETTERHEAD APPEARS HERE]

June 26, 2007

PPL Corporation

Two North Ninth Street

Allentown, Pennsylvania 18101-1179

Ladies and Gentlemen:

We have acted as counsel to PPL Corporation, a Pennsylvania corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) which the Company intends to file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the issuance by the Company of 200,000 shares of Common Stock, par value $0.01 per share (the “Shares”), to be acquired from time to time by participants (“Participants”) under the PPL Directors Deferred Compensation Plan (the “Plan”).

We have examined copies of the Plan, a form of the share certificate, which has been incorporated by reference as an exhibit to the Registration Statement, and the Registration Statement (including the exhibits thereto). We also have examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinion hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.

In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that when all necessary corporate action to authorize and approve the issuance of the Shares has been taken by the Finance Committee of the Board of Directors of the Company and when such Shares have been issued to participants in the Plan in accordance with the provisions of the Plan, any newly-issued Shares to be so issued to such Participants will be validly issued, fully paid and nonassessable.

Insofar as the opinion expressed herein relates to or is dependent upon matters governed by the law of the Commonwealth of Pennsylvania, we have relied upon the opinion of Michael A. McGrail, Esq., dated the date hereof, to be filed as an exhibit to the Registration Statement.

We do not express any opinion herein concerning any law other than the law of the State of Pennsylvania, to the extent set forth herein.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement.

Very truly yours,

/s/ SIMPSON THACHER & BARTLETT LLP

SIMPSON THACHER & BARTLETT LLP